Exhibit 10.13

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                                    AGREEMENT

         This Agreement, made and entered into this_______ day of ___________, 2001, by and between Park West Bank and Trust Company, a bank organized and existing under the laws of the Commonwealth of Massachusetts, hereinafter referred to as "the Bank", and ______________, a key employee and an executive officer of the Bank, hereinafter referred to as "the Executive".

         WHEREAS, the Executive has been in the employ of the Bank for several years and has now and for years past faithfully served the Bank. It is the consensus of the Board of Directors of the Bank (the Board) that the Executive's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity.

         ACCORDINGLY, it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to make certain payments to the Executive upon the Executive's retirement and, alternatively, to the Executive's beneficiary(ies) in the event of the Executive's death.

         FURTHERMORE, it is the intent of the parties hereto that this Agreement be considered an arrangement maintained primarily to provide supplemental retirement benefits for the Executive, as a member of a select group of management or highly compensated employees of the Bank for purposes of the Employee Retirement Security Act of 1974 (ERISA). The Executive is fully advised of the Bank's financial status.

         THEREFORE, in consideration of the Executive's services performed in the past and those to be performed in the future and based upon the mutual promises and covenants herein contained, the Bank and the Executive, agree as follows:

1.       DEFINITIONS

         A.       Effective Date:
                  --------------

                  The Effective Date of this Agreement shall be _______,_______.

         B.       Plan Year:
                  ---------

                  Any reference to "Plan Year" shall mean a calendar year from January 1 to December 31. In the year of implementation, the term "Plan Year" shall mean the period from the effective date to December 31 of the year of the effective date.

         C.       Retirement:
                  ----------

                  Retirement shall mean retirement from service with the Bank which becomes effective when the Executive reaches the Executive's sixty-fifth (65th) birthday or such later date as the Executive may actually retire.

         D.       Termination of Service:
                  ----------------------

                  Termination of Service shall mean voluntary resignation of service by the Executive or the Bank's discharge of the Executive without cause ("cause" defined in Subparagraph III
                  (D) hereinafter), prior to the Normal Retirement Age (described in Subparagraph I (F) hereinafter).

         E.       Change of Control:
                  -----------------

                  For purposes of this Agreement, Change in Control shall mean and include the following with respect to the Bank or any successor thereto:

                           (1) The acquisition of "control" (within the meaning of Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended, or of Section 602 of the Change in Bank Control Act of 1978) of Westbank Corporation by any person, company or other entity, or of the Bank by any person, company or entity other than Westbank Corporation;

                           (2) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 thereunder), directly or indirectly, of securities of Westbank Corporation representing 20% or more of the combined voting power of Westbank Corporation's then-outstanding securities;

                           (3) Any such person becomes the beneficial owner, directly or indirectly, of securities of Westbank Corporation representing less than 20% of Westbank Corporation's then-outstanding securities, but is determined by a court or regulatory agency with jurisdiction over the matter to possess or to have exercised control over Westbank Corporation; or

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

                           (4) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Westbank Corporation cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by Westbank Corporation's stockholders of each new director was approved by a vote of at least three-fourths of the directors of Westbank Corporation then still in office who were directors at the beginning of the period.

                           (5) Any event which would be described in Subparagraph I (E)(1), (2), (3), or (4) if the term "Bank" were substituted for the term "Westbank Corporation" herein.

         F.       Normal Retirement Age:
                  ---------------------

                  Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).

         G.       Benefit Accounting:
                  ------------------

                  The Bank shall account for the benefit provided herein using the regulatory accounting principles of the Bank's primary federal regulator. The Bank shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued.

         H.       Single Life Annuitized Value:
                  ----------------------------

                  Single Life Annuitized Value means the annual benefit, payable in the form of a single life annuity, that is actuarially equivalent in value to a specified lump sum amount where actuarial equivalence is determined on the basis of the mortality table prescribed by the Internal Revenue Service for purposes of section 417(e)(3) of the Internal Revenue Code of 1986 at the time of the determination and an interest rate equal to the bond-equivalent yield on Treasury Securities with a Constant Maturity of 30 years, as published by the Board of Governors of the Federal Reserve System in its H-15 Release for the most recent calendar month to end at least ninety (90) days prior to the date of determination. If such mortality table and/or interest rate assumption are not available at the time of the determination, then the Bank shall in good faith select another mortality table that purports to reflect current mortality trends and/or another interest rate that purports to reflect prevailing market rates for fixed income securities with a term to maturity of thirty years that present little or no credit risk.

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

         I.       Final Compensation:
                  ------------------

                  Final Compensation means as of any date the Executive's annual base salary actually paid during the period of twelve (12) consecutive calendar months in which the Executive's base salary was at the highest annual rate achieved during or prior to such date.

         J.       Social Security Benefit:
                  -----------------------

                  Social Security Benefit means the Executive's primary old-age insurance benefit payable to the Executive beginning at the age at which such benefit may be paid without reduction for early payment or increase for late payment. If it shall be necessary to determine the Executive's Social Security Benefit before the Executive has attained the age at which such benefit may be paid without reduction, the Executive's Social Security Benefit shall be deemed to be equal to the highest primary old-age insurance benefit payable to any person who reaches the age at which such benefit may be paid on an unreduced basis in the year in which the determination is being made.

II.      EMPLOYMENT

         The Bank agrees to employ the Executive in such capacity as the Bank may from time to time determine. The Executive will continue in the employ of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank.

         No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive's rights to voluntarily sever his employment at any time.

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

III.     BENEFITS

         A.       Retirement Benefits:
                  -------------------

                  Should the Executive continue to be employed by the Bank until "Normal Retirement Age" defined in Subparagraph I (F), the Executive shall be entitled to receive the benefits set forth in this Subparagraph III (A).

                  An annual benefit equal to 75% of Final Compensation at retirement, less 50% of the Social Security Benefit and the Single Life Annuitized Value of the Executive's account balances derived from employer provided contributions under all qualified and non-qualified defined contribution plans maintained by the Bank. The payment of this annual benefit shall commence within thirty (30) days of the Executive's retirement.

         B.       Termination of Service:
                  ----------------------

                  Subject to Subparagraph III (D), should the Executive suffer a Termination of Service [Subparagraph I (D)], the Executive shall be entitled to receive the benefits set forth in this Subparagraph III (B).

                  A benefit equal to the amount of the accrued liability retirement account maintained pursuant to Subparagraph I(G) at said Termination of Service to be paid within thirty (30) days of the Termination of Service.

         C.       Death:
                  -----

                  Upon the death of the Executive, the Executive shall be entitled to receive the benefits set forth in this Subparagraph III(C).

                  A benefit equal to the amount of the accrued liability retirement account maintained pursuant to Subparagraph I(G) existing on the date of the Executive's death to be paid within thirty (30) days of the date of the Executive's death.

         D.       Discharge for Cause:
                  -------------------

                  Should the Executive be discharged for cause at any time, all benefits under this Agreement shall be forfeited. The term "for cause" shall mean the conviction of a felony that results in any adverse effect on the Bank. If a dispute arises as to discharge "for cause", such dispute shall be resolved by arbitration as set forth in this Agreement.

         E.       Death Benefit:
                  -------------

                  Except as set forth above, there is no death benefit provided under this Agreement.

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

IV.      RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, the Executive's beneficiary(ies) or any successor in interest to the Executive shall have the status of a general unsecured creditor of the Bank in the same manner as any other unsecured creditor having a general claim against the Bank. This Agreement constitutes a mere promise by the Bank to make benefit payments in the future as described in this Agreement.

         The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the exact nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part unless the Bank and the Executive agree otherwise in a separate written instrument. At no time shall the Executive be deemed to have any lien or right, title or interest in or to any specific funding investment or to any assets of the Bank.

         It is the intention of the parties to this Agreement that the arrangements under this Agreement be unfunded for tax purposes and for purposes of Title I of ERISA.

V.       CHANGE OF CONTROL

Upon the Executive's Termination of Service after a Change of Control (as defined in Subparagraph I (E) herein), the Executive shall be entitled to receive one hundred percent (100%) of the benefits set forth in Subparagraph III
(B) of this Agreement to be paid, at the option of the Executive, said option to be exercised at least one (1) year prior to said Change of Control, either: (i) in a lump sum paid within thirty (30) days following the Executive's Termination of Service [Subparagraph I (D)] subsequent to said Change of Control or (ii) in monthly installments beginning within thirty (30) days following the Executive's Termination of Service. If no election is made the benefit will be payable pursuant to clause (i) of the previous sentence. The Executive will also remain eligible for all promised death benefits in this Agreement. An Executive who continues employment with the Bank, or any successor thereto, after a Change of Control will continue to accrue benefits pursuant to this Agreement until his Termination of Service or Retirement from the Bank or any successor thereto. Upon a Change of Control this Agreement shall be irrevocable during the lifetime of the Executive and shall be binding upon the Bank and any successor thereto. This Agreement may only be modified by the mutual written assent of the Executive and the Bank or any successor thereto.

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

VI.      MISCELLANEOUS

         A.       Alienability and Assignment Prohibition:
                  ---------------------------------------

                  Neither the Executive, his/her surviving spouse nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

         B.       Binding Obligation of Bank and Any Successor in Interest:
                  --------------------------------------------------------

                  This Agreement shall be binding upon the parties hereto, their successors, beneficiary(ies), heirs and personal representatives.

         C.       Revocation:
                  ----------

                  It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Executive and the Bank.

         D.       Gender:
                  ------

                  Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

         E.       Effect on Other Bank Benefit Plans:
                  ----------------------------------

                  Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure. If, after the date of this Agreement, the Bank adopts or implements any tax-qualified or non-qualified defined contribution or defined benefit plan that provides retirement benefits for the Executive in addition to or in substitution for the plans in effect on the date of this Agreement, the benefits provided by such new plan or plans shall be applied to offset the benefits payable under this Agreement in such manner as the Bank shall determine to be comparable to the offsets provided for plans in effect on the date hereof unless the Bank and the Executive expressly agree otherwise in writing.

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

         F.       Headings:
                  --------

                  Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

         G.       Applicable Law:
                  --------------

                  The validity and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts applicable to contracts to be performed wholly within the Commonwealth of Massachusetts among parties all of whom are citizens and residents of the Commonwealth of Massachusetts.

         H.       Fringe Benefits:
                  ---------------

                  The benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase, and shall in no event be construed to effect nor limit the Executive's current or prospective salary increases, cash bonuses, or profit-sharing distribution or credits. The Executive has no option to take any current payment or bonus in lieu of these benefits except as may be set forth hereinafter.

VII.     ERISA PROVISION

         A.       Named Fiduciary and Plan Administrator:
                  --------------------------------------

                  The "Named Fiduciary and Plan Administrator" of this Executive Plan shall be Park West Bank and Trust Company until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Executive Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Executive Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         B.       Claims Procedure and Arbitration:
                  --------------------------------

                  In the event a dispute arises over benefits under this Agreement and benefits are not paid to the Executive (or to his beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within ninety (90) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid ninety-day period.

                  If claimants desire a second review they shall notify the Plan Administrator in writing within ninety (90) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within ninety (90) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

                  If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

                  Where a dispute arises as to the Bank's discharge of the Executive "for cause", such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day set forth hereinabove and that, upon execution, each has received a conforming copy.


                                               PARK WEST BANK AND TRUST COMPANY
                                               West Springfield, MA

                                               By:
------------------------------                     -----------------------------
Witness                                            (Title)


------------------------------                     -----------------------------
Witness                                             Executive

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